SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Sun Microsystems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Microsystems C 1234567890

4150 Network Circle, Santa Clara, CA 95054

MR ANDREW SAMPLE

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ANYWHERE, IL 60661

IMPORTANT ANNUAL MEETING INFORMATION —YOUR VOTE COUNTS!

Stockholder Meeting Notice 123456 C0123456789 12345

Important Notice Regarding the Availability of Proxy Materials for the

Sun Microsystems, Inc. 2008 Annual Meeting of Stockholders to be Held on November 5, 2008

You are receiving this notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a printed copy. The items to be voted on and directions to the annual meeting are provided on the reverse side of this notice. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The annual report and proxy statement are available at:

www.investorvote.com/sun

Easy Online Access — A Convenient Way to View Proxy Materials and Vote!

If you have access to the Internet, you can complete the process in a few easy steps: Step 1: Go to www.investorvote.com/sun.

Step 2: Click the View buttons to view our proxy materials. Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and Vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

<STOCK#> 00Y7YD C O Y

Stockholder Meeting Notice

The Sun Microsystems, Inc. 2008 Annual Meeting of Stockholders will be held on Wednesday, November 5, 2008 at 10:00 AM Pacific Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1. Election of eleven (11) members to the Board of Directors:

Scott G. McNealy Peter L.S. Currie Michael E. Marks P. Anthony Ridder

James L. Barksdale Robert J. Finocchio, Jr. Patricia E. Mitchell Jonathan I. Schwartz

Stephen M. Bennett James H. Greene, Jr. M. Kenneth Oshman

2. Ratification of the appointment of Ernst & Young LLP as Sun’s independent registered public accounting firm for the fiscal year ending June 30, 2009.

3. Approval of amendments to Sun’s Amended and Restated Certificate of Incorporation and Bylaws to eliminate supermajority voting.

4. Approval of amendments to Sun’s 1990 Employee Stock Purchase Plan to increase the number of authorized shares issuable thereunder, extend the term and make certain other administrative changes.

The Board of Directors recommends that you vote AGAINST the following proposals:

5. Consideration of a stockholder proposal, if properly presented at the meeting, regarding advisory vote on compensation.

6. Consideration of a stockholder proposal, if properly presented at the meeting, regarding bylaw amendment related to stockholder rights plans.

7. Consideration of a stockholder proposal, if properly presented at the meeting, regarding bylaw amendment to establish a Board committee on human rights.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card.

Directions to the Sun Microsystems, Inc. 2008 Annual Meeting of Stockholders

Map and Driving Directions to Sun’s Santa Clara Campus

Auditorium

Sun Microsystems, Inc.

Santa Clara Campus Building 3

4030 George Sellon Circle

Santa Clara, California 95054

FROM SAN FRANCISCO (Heading South)

Take 101 South

Take San Tomas/Montague Expressway exit

Follow the exit for Montague Expressway (East)

Turn right on ramp to Lafayette street

Drive 0.3 miles and turn right on Palm Drive

FROM SAN JOSE (Heading North)

Take 101 North

Take San Tomas/Montague Expressway exit

Follow the exit for Montague Expressway (East)

Turn right on ramp to Lafayette street

Drive 0.3 miles and turn right on Palm Drive

Obtaining a Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before October 27, 2008 to facilitate timely delivery.

Here’s how to order a copy of the proxy materials:

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a copy of the proxy materials.

Telephone – Call us free of charge at 1-866-641-4276 in the US, Canada or Puerto Rico using a touch-tone phone and follow the instructions. From Outside the US, Canada or Puerto Rico call 781-575-2300.

Internet – Go to www.investorvote.com/sun and follow the instructions.

Email – Send an email message with “Proxy Materials Order” in the Subject field and your name, address and the three numbers that appear in the shaded bar on the reverse side of this notice to investorvote@computershare.com.

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